As filed with the Securities and Exchange Commission on November 14, 2017.

Registration No. 333-221266

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2908274
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

87 Cambridge Park Drive

Cambridge, MA 02140

(617) 401-4060

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Doug Treco, Ph.D.

President and Chief Executive Officer

87 Cambridge Park Drive

Cambridge, MA 02140

(617) 401-4060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kingsley L. Taft, Esq.

Robert E. Puopolo, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Explanatory Note

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Ra Pharmaceuticals, Inc. (File No. 333-221266), initially filed on November 1, 2017 (the “Registration Statement”), is being filed as an exhibit-only filing to file an updated consent of Deloitte & Touche LLP, filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Part II—INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

EXHIBIT INDEX

Exhibit No.		Description

1.1	*	Form of Underwriting Agreement

3.1

Third Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 333-213917) filed November 29, 2016)

3.2

Amended and Restated By-laws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 333-213917) filed November 29, 2016)

4.1

Specimen Stock Certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-213917) filed October 17, 2016)

4.2	***	Form of indenture for subordinated debt securities and the related form of subordinated debt security

4.3	***	Form of indenture for senior debt securities and the related form of senior debt security

4.4	*	Form of Certificate of Designations

4.5	*	Form of Warrant Agreements

4.6	*	Form of Unit Certificate

4.7	*	Form of Unit Agreement

4.8	*	Form of Preferred Stock Certificate

4.9

Investor Rights Agreement among the Registrant and certain of its stockholders, dated July 10, 2015 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213917) filed September 30, 2016)

5.1	***	Opinion of Goodwin Procter LLP

12.1	***	Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	***	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

24.1	***	Power of Attorney

25.1	**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2	**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

*To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

***Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 14th day of November, 2017.

RA PHARMACEUTICALS, INC.

By:	/s/ DOUGLAS A. TRECO
Douglas A. Treco, Ph.D.
President, Chief Executive Officer and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ DOUGLAS A. TRECO	Director, President, Chief Executive Officer and Principal Executive Officer	November 14, 2017
Douglas A. Treco, Ph.D.

/s/ DAVID C. LUBNER	Executive Vice President of Operations, Chief Financial Officer and Principal Financial and Accounting Officer
David C. Lubner		November 14, 2017

*	Director	November 14, 2017
Edward T. Mathers

*	Director	November 14, 2017
Robert Heft, Ph.D.

*	Director	November 14, 2017
Jason Lettmann

*	Director	November 14, 2017
Rajeev Shah

*	Director	November 14, 2017
Timothy R. Pearson

*	Director	November 14, 2017
Peter Tuxen Bisgaard

*By:	/s/ Douglas A. Treco
Douglas A. Treco
Attorney-in-Fact